UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 8, 2006

NEW MEXICO SOFTWARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA	333-112781	91-1287406
(State or jurisdiction	(Commission	(I.R.S. Employer
of incorporation or	File	Identification Number)
organization)	Number)

5021 Indian School Road, Suite 100

Albuquerque, New Mexico 87110

(Address of principal executive offices)

505-255-1999

(Registrant's telephone number, including area code)

NMXS.COM, INC.

(Former Name or Former Address, If Changed Since Last Report)

Item 8.01	Other Events.

On March 8, 2006, New Mexico Software, Inc. (the "Company") issued a press release announcing that it has settled an outstanding legal dispute with Manhattan Scientifics. The Company said the agreement releases all parties from any future claims associated with the dispute.  A copy of the press release is attached to this Form 8-K as Exhibit 99.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.          Press Release issued by New Mexico Software, Inc., on March 8, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

NEW MEXICO SOFTWARE, INC.

Date: March 8, 2006

By: /s/ Richard Govatski

Richard Govatski

Chairman of the Board of

Directors, Chief Executive

Officer and President

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

99.          Press Release issued by New Mexico Software, Inc., on March 8, 2006.